TRANSITION SUPPORT SERVICES AGREEMENT


     THIS AGREEMENT for the performance of certain corporate services is executed and made effective as of ___________, 2001, by and between RPC, INC., a Delaware corporation ("RPC"), and MARINE PRODUCTS CORPORATION, a Delaware corporation ("Marine").

     WHEREAS, RPC, through its ownership of all of the issued and outstanding common stock (the "Stock") of Chaparral Boats, Inc. ("Chaparral"), participates in the business of manufacturing leisure boats; and

     WHEREAS, the Board of Directors of RPC has determined that it would be advisable and in the best interests of RPC and its shareholders for RPC to contribute all of the Stock and any other related assets and liabilities relating to the manufacture of leisure boats (the "Business") to Marine in exchange for Marine common stock and thereafter to distribute all of the outstanding shares of Marine common stock on a pro rata basis to the holders of RPC's common stock (the "Distribution") pursuant to an Agreement Regarding Distribution and Plan of Reorganization, dated as of the date hereof, between RPC and Marine (the "Distribution Agreement"); and

     WHEREAS, the parties intend that the transactions described herein will be effective at the Effective Time (as defined in the Distribution Agreement); and

     WHEREAS, the parties hereto deem it to be appropriate and in the best interests of the parties that they provide certain services to each other on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Description of Services.

          (a) RPC shall, subject to the terms and provisions of this Agreement, provide Marine with general services of a financial, technical, commercial, administrative and/or advisory nature, with respect to the Business, including without limitation a month-to-month lease of office space on terms to be agreed upon by RPC and Marine, and render such other specific services as Marine may from time to time reasonably request in writing, subject to RPC's sole discretion and its being in a position to supply such services at the time of such request.

          (b) Marine shall, subject to the terms and provisions of this Agreement, provide RPC with such services as RPC may from time to time reasonably request in writing, subject to Marine's sole discretion and its being in a position to supply such services at the time of the request.


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          Each of RPC and  Marine,  as the case may be,  shall use  commercially reasonable efforts to transition from using the services provided by the other under this Agreement on or prior to the termination of the original term for the provision of such services (as provided in Section 7 below).

     2. Consideration for Services. Marine shall pay RPC for the services provided hereunder and RPC shall pay Marine for all the services provided hereunder at rates agreed to by the parties hereunder.

     3. Terms of Payment. Within ten (10) business days after the end of each month during the term of this Agreement, RPC will submit a written invoice to Marine and Marine will submit a written invoice to RPC for service fees for the immediately preceding month together with an accounting of the charges for the immediately preceding month's services. Within thirty (30) business days after the receipt of such invoices, RPC and Marine, as the case may be, will remit payment of the full amount of such invoices to the other in the manner provided below. Interest shall accrue at the Prime Rate (as defined in the Distribution Agreement) plus 2% per annum on any amounts not received by the party providing the service hereunder within thirty (30) days after receipt by the other of the invoice. The amount of any monthly service fee shall be prorated to correspond with the portion of a given month for which services were actually rendered.

     4. Method of Payment. All amounts payable by Marine and RPC for the services rendered by the other pursuant to this Agreement shall be remitted to RPC or Marine, as the case may be, in United States dollars in the form of a check or wire transfer.

     5. WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE.

     6.  Liability; Indemnification; Dispute Resolution.

          (a) In no event shall either RPC or Marine have any liability, whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect or incidental loss or damage suffered by the other arising from or related to this Agreement, including without limitation, loss of data, profits, interest or revenue, or interruption of business, even if the party providing the services hereunder is advised of the possibility of such losses or damages.

          (b) The limitations set forth in Section 6(a) above shall not apply to liabilities which may arise as the result of willful misconduct or gross negligence of the party providing the services hereunder.

          (c) Effective as of the date of this Agreement, Marine shall indemnify, defend and hold harmless RPC and its affiliates and their respective directors, officers, employees and agents (the "RPC Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees


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and  expenses  in  connection  with any and all actions or  threatened  actions)
("Indemnifiable Losses") incurred or suffered by any of the RPC Indemnitees arising from, related to or associated with (i) RPC's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of the RPC Indemnitees and (ii) the gross negligence or willful misconduct of Marine in furnishing or failing to furnish the services to be provided by Marine in this Agreement, provided however, in no event shall Marine be obligated to indemnify the RPC Indemnitees (taken together) under this Section 6(c) for Indemnifiable Losses arising out of Marine's gross negligence in an amount in excess of three times the service fee charged for the category of service related to the Indemnifiable Loss in the month in which the act or failure to act by Marine that gave rise to such Indemnifiable Loss occurs.

          (d) Effective as of the date of this Agreement, RPC shall indemnify, defend and hold harmless Marine and its affiliates and their respective directors, officers, employees and agents (the "Marine Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Marine Indemnitees arising from, related to or associated with (i) Marine's furnishing or failure to furnish the services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of the Marine Indemnitees, and (ii) the gross negligence or willful misconduct of RPC in furnishing or failing to furnish the services to be provided by RPC to Marine in this Agreement, provided however, in no event shall RPC be obligated to indemnify the Marine Indemnitees (taken together) under this Section 6(d) for Indemnifiable Losses arising out of RPC's gross negligence in an amount in excess of three times the service fee charged for the category of service related to the Indemnifiable Loss in the month in which the act or failure to act by RPC that gave rise to such Indemnifiable Loss occurs.

          (e) Any disputes arising under this Agreement shall be resolved in accordance with Section 12.10 (Disputes) of the Distribution Agreement.

     7. Termination.

          (a) Each category of service provided under this Agreement shall terminate at the request of the party receiving the service.

          (b) Notwithstanding Section 7(a) above, either RPC or Marine may, at its option, upon no less than ninety (90) days prior written notice to the other (or such other period as the parties may mutually agree in writing), direct the other to no longer provide a particular category of service.

          (c) Notwithstanding Sections 7(a) and 7(b) above, this Agreement may be terminated in its entirety in accordance with the following:

               (i) Upon written agreement of the parties;

               (ii) By either Marine or RPC for material breach hereof by the other if the breach is not cured within thirty (30) calendar days after written notice of breach is delivered to the breaching party; or

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               (iii) By either Marine or RPC,  upon written  notice to the other if the other shall become insolvent or shall make an assignment of substantially all of its assets for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy.

          (d) Upon any termination pursuant to Sections 7(b) and 7(c) above, RPC and Marine shall be compensated for all services performed to the date of termination in accordance with the provisions of this Agreement, and RPC and Marine, as the case may be, will consider hiring certain employees of the other identified by the other prior to the termination to the extent that RPC or Marine, as the case may be, does not contract with third parties to provide the services rendered by RPC or Marine pursuant to this Agreement.

     8. General.

          (a) Force Majeure. Any delays in or failure of performance by RPC or Marine shall not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of RPC or Marine, as the case may be, including, but not limited to: acts of God or the public enemy; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any other causes beyond the reasonable control of RPC or Marine, whether or not of the same class or kind as those specifically named above.

          (b) Confidentiality. Each party shall hold and cause its directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such disclosing party or (b) lawfully acquired after the Effective Time (as defined in the Distribution Agreement) on a non-confidential basis from other sources by the disclosing party), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section and be bound by them.

          (c) Expenses. Except as specifically provided in this Agreement or in the Distribution Agreement, all costs and expenses incurred prior to the Effective Time in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement (including, without limitation, all fees for counsel, accountants and financial and other advisors) shall be paid by RPC and all such costs incurred thereafter shall be paid by the party incurring such costs.

          (d) Notices. All notices and communications under this Agreement shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, and, (b) three
(3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

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            If to RPC, to:      RPC, Inc.
                                2170 Piedmont Road, N.E.
                                Atlanta, Georgia  30324
                                Attention:  Richard A. Hubbell
                                Facsimile:  404-321-5483

            with a copy to:     Robert P. Finch, Esq.
                                Arnall Golden & Gregory LLP
                                2800 One Atlantic Center
                                1201 West Peachtree Street
                                Atlanta, Georgia  30309-3450
                                Facsimile:  404-873-8617

            If to Marine, to:   Marine Products Corporation
                                2170 Piedmont Road, N.E.
                                Atlanta, Georgia  30324
                                Attention:  Ben M. Palmer
                                Facsimile:  404-321-5483

            with a copy to:     Robert P. Finch, Esq.
                                Arnall Golden & Gregory LLP
                                2800 One Atlantic Center
                                1201 West Peachtree Street
                                Atlanta, Georgia  30309
                                Facsimile:  404-873-8617


Either party may, by written notice delivered to the other party in accordance with this Section, change the address to which delivery of any notice shall thereafter be made.

          (e) Amendment and Waiver. This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

          (f) Entire Agreement. This Agreement together with the Distribution Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Distribution Agreement, the provisions of this Agreement shall prevail with respect to the subject matter hereof.

          (g) Parties in Interest. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, and


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shall  inure  to the  benefit  of,  the  parties  hereto  and  their  respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than the RPC Indemnitees and Marine Indemnitees under
Section 6 of this Agreement.

          (h) Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals, make any filings and applications and remove any liens, claims, equity or other encumbrances on any asset of the other party necessary or desirable in order to consummate the transactions contemplated by this
Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its business.

          (i) Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

          (j) Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, without regard to the conflicts of law rules of such state.

          (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.





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                     signatures contained on following page]

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.




                                      RPC, INC.,
                                      a Delaware corporation



                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Its:
                                          --------------------------------------



                                      MARINE PRODUCTS CORPORATION,
                                      a Delaware corporation



                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Its:
                                          --------------------------------------


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